Exhibit 5.1

1271 Avenue of the Americas | New York, NY 10020

blankrome.com

May 21, 2026

The Board of Directors

Immix Biopharma, Inc.

11400 West Olympic Blvd., Suite 200

Los Angeles, CA 90064

Ladies and Gentlemen:

We have acted as securities counsel to Immix Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 16,778,524 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock). The Shares are being issued in a registered direct offering and are being registered pursuant to a registration statement on Form S-3 (File No. 333-292665) (the “Registration Statement”) filed on January 9, 2026 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective by the Commission on January 22, 2026, a base prospectus included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a prospectus supplement dated May 21, 2026 filed with the Commission on May 21, 2026 pursuant to Rule 424(b)(5) under the Securities Act (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). The Shares are being issued pursuant to an underwriting agreement, dated May 21, 2026, by and between the Company and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriting Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the Registration Statement, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus, or Prospectus Supplement.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Prospectus; (iii) the Underwriting Agreement; (iv) resolutions adopted by the Board of Directors of the Company (the “Board”) and a pricing committee of the Board; (v) the third amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”); (vi) the amended and restated bylaws of the Company; and (vii) such other corporate records, agreements, certificates, including, but not limited to, certificates or comparable documents of public officials and of officers and representatives of the Company, statutes and other instruments and documents as we considered relevant and necessary as a basis for the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We have also assumed that the books and records of the Company are maintained in accordance with proper corporate procedures. As to any facts material to our opinions, we have relied upon the aforesaid agreements, instruments, certificates, documents and records noted above (including the representations, warranties, covenants and agreements of the Company given in, pursuant to or in connection with the agreements, instruments, certificates, documents and records noted above).

The Board of Directors

Immix Biopharma, Inc.

May 21, 2026

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a Current Report on Form 8-K that will be filed by the Company and incorporated by reference into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BLANK ROME LLP
BLANK ROME LLP